Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES SECOND QUARTER RESULTS

Company Provides Update on Plans for Pennsylvania and Presque Isle Downs
Following Recent Slot Legislation

CHESTER, WV – July 22, 2004 – MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) today announced financial results for the second quarter and six-month period ended June 30, 2004.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

Total revenues for the quarter rose 10% to $83.2 million from $75.5 million in the second quarter of 2003.  EBITDA increased 8% to $13.8 million from $12.8 million in the comparable period of last year.  Net income was $3.0 million or $.10 per diluted share, compared to $3.5 million or $.12 per diluted share in the second quarter of last year.  Last year’s period included a $461,000 gain on the sale of property related to condemnation for the widening of State Route 2, whereas the current quarter included a $31,000 gain.

Marketing expenses for the period reflect changes in the administration of the West Virginia Tourism Board’s advertising reimbursement program that resulted in a temporary freeze.  The Company did not receive an expected $400,000 reimbursement from the State, compared to a $470,000 reimbursement in the second quarter of last year.  New grants in the amount of approximately $1.1 million payable to Mountaineer for qualifying expenses have been approved for the balance of the year.  Accordingly, we do not expect the Tourism Board’s administrative changes to impact the third or fourth quarters of 2004.  Additionally, results continue to reflect G&A and interest expense to support the Company’s long-term growth plans.

Net win from slot operations at Mountaineer rose 7% to $67.8 million, producing net win-per-day-per-machine of $231 based on an average of 3,220 machines for the current quarter, compared to $224 with an average of 3,114 machines in the second quarter of 2003.  EBITDA at Mountaineer increased 9% to $15.7 million in the second quarter of 2004 from $14.4 million in the second quarter of 2003.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, stated, “We are pleased with the revenue levels for the quarter, which are essentially in line with our expectations.”

For the first half of 2004, total revenues rose 14% to $158.8 million, while EBITDA also increased 14% to $26.9 million.  Net income was $6.0 million or $.21 per diluted share compared to $6.9 million or $.24 per diluted share in 2003.  The first half of 2003 included a net $443,000 gain on the sale of property, whereas the 2004 period included a $31,000 gain.

Net win at Mountaineer rose 12% to $132.3 million during the first half of 2004, producing net win-per-day-per-machine of $226 based on an average of 3,220 machines for the current period, compared to $213 with an average of 2,897 machines in the 2003 period.  EBITDA at Mountaineer increased 13% to $30.5 million in the second quarter of 2004 from $27.0 million in the second quarter of 2003.

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Financial Guidance

The Company also reiterated its previously announced financial guidance for fiscal 2004, including total revenues of $323-335 million, EBITDA of $59-62 million and net income of $15-17 million.  The Company’s guidance assumes that (i) there will be no material new competition; (ii) the Commonwealth Court’s decision upholding Presque Isle Downs’ license will not be overturned; and (iii) no material changes in economic conditions, West Virginia gaming or tax laws or world events; and is subject to recoverability of certain costs currently included in construction in progress in the event the Company obtains regulatory approval to relocate Presque Isle Downs and determines to do so.

Other Recent Corporate Developments

Pennsylvania

Presque Isle Downs

•                  Over the July 4th holiday weekend, the Pennsylvania legislature passed, and Governor Rendell signed into law, a bill permitting slot machines (initially 3,000 and ultimately up to 5,000) at the Commonwealth’s licensed racetracks, as well as at five free-standing slot parlors (two in Philadelphia, one in downtown Pittsburgh, and two at locations to be determined) and two at resorts that would be limited to 500 machines for the use by guests of the resorts.  The bill applies to the Company’s Presque Isle Downs project in Erie, subject to licensing by a Gaming Commission to be created.

•                  The Pennsylvania Supreme Court has quashed an appeal filed by Pittsburgh Palisades Park, an applicant for a racing license, challenging the Racing Commission’s July 17, 2003 reinstatement of the Company’s license to build Presque Isle Downs, which the Pennsylvania Commonwealth Court affirmed in March of 2004.  Still pending, however, is Pittsburgh Palisades’ Petition for Allowance of Appeal, which is a request of the Court to hear a case that it is not statutorily or constitutionally required to hear.  The Company is cautiously optimistic that this final challenge to its license will be favorably resolved, particularly in light of Pittsburgh Palisades’ recent public statements that it might not pursue its application for a racing license, because the new slot law does not guarantee slots for that location.

•                  The Company has filed a motion with the Racing Commission to permit (but not require) it to relocate Presque Isle Downs from Summit Township to a site downtown on the waterfront and to extend the time by which the project must be built.  The Company continues to seek state and federal funds that might be available for the project to reduce its capital cost.

•                  Presque Isle Downs represents a potential source of significant new revenues for the Company as well as economies of scale that should improve MTR’s overall margins.  Depending upon the ultimate location and number of slot machines in Pennsylvania, however, the Pennsylvania slot law will create new competition not only for Presque Isle Downs, but also for Mountaineer.

Pittsburgh Slot Parlor

•                  The Pittsburgh Penguins hockey team has announced that it is considering applying for the license for the slot parlor permitted in downtown Pittsburgh.  MTR is in discussions with the Penguins to be their partner and operate the facility in the event the Penguins apply for and receive the license.  The Company has been a long-time marketing partner of the Penguins and enjoys a good relationship with the organization.  There can be no assurances, however, that MTR will come to terms with the Penguins or that they will be awarded the license.  The new slot law would prohibit MTR from owning more than one-third of this facility because of the Company’s license to build Presque Isle Downs.

Keystone Downs

•                  As previously announced, the Company and a partner have filed an application to build Keystone Downs, a thoroughbred track, as part of a larger development in northwest Allegheny County on a 380-acre parcel under option.  The Company and its development partner are evaluating the project in light of the new legislation.

Minnesota

•                  During the second quarter, MTR’s new wholly owned subsidiary, MTR-Harness, Inc., acquired a 50% interest in North Metro Harness Initiative, LLC, a subsidiary of Southwest Casino and Hotel Corporation that has filed an application to construct and operate a harness racetrack and card room in Anoka County, Columbus Township, Minnesota.  If licensed, the track would be the second of only two racetracks permitted by current law in the seven-county Minneapolis metropolitan area.

Binion’s

•                  MTR will not know until November whether Harrah’s will extend the Joint Operating Agreement for a second year.  If Harrah’s extends, the payment to the Company, which is net of all operating expenses, would double to $400,000 per month.  If Harrah’s elects not to extend, MTR’s management team is anxious to take over effective March of 2005.  For the second quarter of 2004, Binion’s contributed $638,000 of revenue and $587,000 of EBITDA.

Scioto Downs

•                  The Company continues to work on implementation of telephone and Internet parimutuel wagering and anticipates commencement of such operations during the first quarter of 2005.

Mr. Arneault concluded, “We are optimistic about MTR’s near and long-term outlook as we execute on our strategy to further develop and expand existing operations, and diversify and leverage our expertise by building or acquiring other middle-market gaming and/or parimutuel businesses.”

Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity.  We have presented EBITDA as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  Uses of our cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP income from operations to EBITDA is included in the financial tables accompanying this release.

Annual Meeting and Second Quarter Conference Call & Webcast

MTR’s 2003 Annual Meeting of Shareholders will take place on Thursday, July 22, 2004, at 10:00 am ET at the New York Marriott East Side in New York City.  Immediately following the Annual Meeting, at approximately 10:30 am ET on July 22, management will discuss the Company’s second quarter financial results.  Interested parties may participate in the Annual Meeting and/or second quarter discussion by dialing 913-981-5550.  Both the Annual Meeting and second quarter discussion will be broadcast live over the Internet via the Investor Relations section of the Company’s web site at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia; Scioto Downs in Columbus, Ohio; the Ramada Inn and Speedway Casino in North Las Vegas, Nevada; Binion’s Horseshoe Hotel & Casino in Las Vegas, Nevada, which the Company operates jointly with an affiliate of Harrah’s; and holds a license (judicial challenge pending) to build Presque Isle Downs, a thoroughbred racetrack with pari-mutuel racing in Erie, Pennsylvania.  The Mountaineer facility, the Company’s primary source of revenues, currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,220 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, future plans and operating results, and specifically guidance concerning the results for 2004.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to weather conditions or road conditions impeding access to Mountaineer, adverse changes in West Virginia video lottery laws or the rates of taxation of video lottery operations, the West Virginia’s Tourism Board’s administration of the advertising matching program, legalization of new forms of gaming in the Company’s target markets, which would lead to increased competition, the impact of new competition resulting from slots in Pennsylvania, general economic conditions affecting the resort business, dependence upon key personnel and the ability to attract new personnel, changes in the number of diluted shares, leverage and debt service, expiration or non-renewal of gaming licenses, favorable resolution of the pending legal challenge to our Pennsylvania racing license and receipt of a slots license for the facility, costs associated with maintenance and expansion of Mountaineer Park’s infrastructure to meet the demands attending increased patronage, costs and risks attending construction, expansion of operations, continued dependence on Mountaineer for the vast majority of our revenues, disruption in developing our planned Pennsylvania operations and other facilities we may expand and/or acquire, extensive regulation by gaming and racing authorities, regulatory approval of our building plans for Presque Isle Downs and regulatory approval of our motion to permit relocation (in the event we determine to move), environmental laws and potential exposure to environmental liabilities, limited public market and liquidity, shares eligible for future sale, and successful cross-marketing of the Company’s Ohio and planned Pennsylvania operations with Mountaineer, successful implementation of telephone and Internet wagering at Scioto Downs, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law.

For Additional Information, Please Contact:
MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Lauren Barbera (212) 836-9610
lbarbera@equityny.com
Loren G. Mortman (212) 836-9604

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2004	2003	2004	2003
Revenues:
Gaming	$69,672,000	$65,167,000	$136,132,000	$121,507,000
Parimutuel commissions	4,065,000	2,686,000	6,273,000	4,432,000
Food, beverage and lodging	6,423,000	5,839,000	11,845,000	10,421,000
Other	2,992,000	1,815,000	4,597,000	2,749,000
Total revenues	83,152,000	75,507,000	158,847,000	139,109,000
Less promotional allowances	(1,063,000)	(1,190,000)	(2,169,000)	(2,345,000)
Net revenues	82,089,000	74,317,000	156,678,000	136,764,000

Costs of revenue:
Cost of gaming	44,144,000	41,874,000	84,425,000	75,795,000
Cost of parimutuel commissions	2,725,000	1,939,000	4,699,000	3,526,000
Cost of food,beverage and lodging	4,776,000	4,204,000	8,993,000	7,922,000
Cost of other revenue	2,130,000	1,910,000	4,148,000	3,262,000
Total cost of revenues	53,775,000	49,927,000	102,265,000	90,505,000

Gross profit	28,314,000	24,390,000	54,413,000	46,259,000

Selling, general and administrative expenses:
Marketing and promotions	2,985,000	2,066,000	5,225,000	3,670,000
General and administrative	11,564,000	9,541,000	22,319,000	18,933,000
Depreciation and amortization	5,563,000	4,406,000	10,506,000	8,594,000

Total selling, general and administrative expenses	20,112,000	16,013,000	38,050,000	31,197,000

Operating income	8,202,000	8,377,000	16,363,000	15,062,000

Other income (expense):
Gain on sale of property	31,000	461,000	31,000	443,000
Interest income	44,000	108,000	105,000	137,000
Interest expense	(3,510,000)	(3,418,000)	(6,939,000)	(4,889,000)

Income before provision for income taxes	4,767,000	5,528,000	9,560,000	10,753,000
Provision for income taxes	1,763,000	1,992,000	3,537,000	3,891,000

Net income	$3,004,000	$3,536,000	$6,023,000	$6,862,000

Net income per share:
Basic	$0.11	$0.13	$0.21	$0.25
Diluted	$0.10	$0.12	$0.21	$0.24

Weighted average number of shares outstanding:
Basic	28,535,266	27,919,903	28,355,900	27,814,503
Diluted	28,856,343	28,436,680	28,855,692	28,606,254

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2004	2003	2004	2003
Net revenues:
Mountaineer Park	$76,891,000	$71,946,000	$147,746,000	$131,942,000
Scioto Downs	1,971,000	—	2,843,000	—
Speakeasy - Las Vegas	2,586,000	2,321,000	5,232,000	4,726,000
Binion’s Horseshoe	638,000	—	851,000	—
Speakeasy - Reno	—	—	—	46,000
Corporate	3,000	50,000	6,000	50,000
Consolidated	$82,089,000	$74,317,000	$156,678,000	$136,764,000

EBITDA:
Mountaineer Park	$15,720,000	$14,398,000	$30,527,000	$27,002,000
Scioto Downs	(517,000)	—	(1,010,000)	—
Speakeasy - Las Vegas	195,000	16,000	486,000	79,000
Binion’s Horseshoe	587,000	—	799,000	—
Speakeasy - Reno	—	(50,000)	—	(300,000)
Corporate	(2,220,000)	(1,581,000)	(3,933,000)	(3,125,000)
Consolidated	$13,765,000	$12,783,000	$26,869,000	$23,656,000

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(unaudited)

The following tables set forth a reconciliation of operating income (loss), a GAAP financial measure, to EBITDA, a non-GAAP financial measure.

	Three Months Ended June 30		Six Months Ended June 30		Financial Guidance Year Ending December 31, 2004
	2004	2003	2004	2003
Moutaineer Park:
Operating income	$11,376,000	$10,621,000	$22,177,000	$19,500,000
Depreciation and amortization	4,344,000	3,777,000	8,350,000	7,502,000
EBITDA	$15,720,000	$14,398,000	$30,527,000	$27,002,000

Scioto Downs:
Operating loss	$(729,000)	$—	$(1,441,000)	$—
Depreciation and amortization	212,000	—	431,000	—
EBITDA	$(517,000)	$—	$(1,010,000)	$—

Speakeasy - Las Vegas:
Operating loss	$(119,000)	$(303,000)	$(119,000)	$(561,000)
Depreciation and amortization	314,000	319,000	605,000	640,000
EBITDA	$195,000	$16,000	$486,000	$79,000

Binion’s Horseshoe:
Operating income	$204,000	$—	$288,000	$—
Depreciation and amortization	383,000	—	511,000	—
EBITDA	$587,000	$—	$799,000	$—

Speakeasy - Reno:
Operating loss	$—	$(50,000)	$—	$(320,000)
Depreciation and amortization	—	—	—	20,000
EBITDA	$—	$(50,000)	$—	$(300,000)

Corporate:
Operating loss	$(2,530,000)	$(1,891,000)	$(4,542,000)	$(3,557,000)
Depreciation and amortization	310,000	310,000	609,000	432,000
EBITDA	$(2,220,000)	$(1,581,000)	$(3,933,000)	$(3,125,000)

Consolidated:
Operating income	$8,202,000	$8,377,000	$16,363,000	$15,062,000	$37,000,000 - $40,000,000
Depreciation and amortization	5,563,000	4,406,000	10,506,000	8,594,000	$22,000,000
EBITDA	$13,765,000	$12,783,000	$26,869,000	$23,656,000	$59,000,000 - $62,000,000

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

	June 30 2004	December 31 2003
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$15,475,000	$26,796,000
Restricted cash	1,193,000	820,000
Accounts receivable, net of allowance for doubtful accounts of $156,000 in 2004 and $152,000 in 2003	5,065,000	6,957,000
Accounts receivable - West Virginia Lottery Commission	4,638,000	859,000
Inventories	2,890,000	2,664,000
Deferred financing costs	1,414,000	1,412,000
Prepaid taxes	1,073,000	3,071,000
Deferred income taxes	1,176,000	1,176,000
Other current assets	3,489,000	2,745,000
Total current assets	36,413,000	46,500,000

Property and equipment:
Land	19,545,000	13,286,000
Building	164,075,000	148,050,000
Equipment and automobiles	75,244,000	67,579,000
Furniture and fixtures	15,385,000	15,221,000
Construction in progress	7,045,000	11,045,000
	281,294,000	255,181,000
Less accumulated depreciation	(64,097,000)	(55,375,000)
	217,197,000	199,806,000

Other assets:
Goodwill	1,492,000	1,492,000
Other intangibles	16,076,000	13,789,000
Note receivable	2,205,000	2,215,000
Deferred income taxes	2,256,000	2,256,000
Deferred financing costs, net of current portion	5,556,000	6,052,000
Deposits and other	12,677,000	8,431,000
	40,262,000	34,235,000
Total assets	$293,872,000	$280,541,000

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,763,000	$4,591,000
Accrued payroll and payroll taxes	2,169,000	2,340,000
Accrued tax liability	3,537,000	—
Accrued interest	3,356,000	3,296,000
Accrued liabilities	7,516,000	6,136,000
Current portion of capital leases	3,705,000	5,125,000
Current portion of long-term and other debt	359,000	975,000
Total current liabilities	24,405,000	22,463,000

Capital lease obligations, net of current portion	461,000	1,799,000
Long-term and other debt, less current portion	137,714,000	133,295,000
Long-term deferred compensation	4,383,000	3,127,000
Deferred income taxes	14,216,000	14,216,000
Total liabilities	181,179,000	174,900,000

Shareholders’ equity:
Common stock	—	—
Paid in capital	59,763,000	58,469,000
Retained earnings	52,930,000	47,172,000
Total shareholders’ equity	112,693,000	105,641,000
Total liabilities and shareholders’ equity	$293,872,000	$280,541,000

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